Exhibit 99.1

IDEX Corporation’s Capital Deployment Continues with Agreement to Acquire Muon Group, a Leader in Precision Tech Manufacturing, for €700 million

Northbrook, Illinois, (September 13, 2022) – IDEX Corporation (NYSE:IEX) today announced that it has entered into a definitive agreement to acquire micro-precision technology manufacturing company Muon B.V. and its subsidiaries (“Muon Group”) for cash consideration of €700 million.

Based in the Netherlands, Muon Group manufactures highly precise flow paths in a variety of materials that enable the movement of various liquids and gases in critical applications for medical technologies, semiconductor, food processing, digital printing and filtration. The group includes LouwersHanique, Veco, Millux, Tecan and Atul, which have critical technical expertise in precision and tolerances for different materials, from metals and glass to plastics and ceramics.

“Together, the Muon Group will expand upon a growing platform of IDEX precision technology businesses, including those already part of IDEX Health & Science, with unique technology and product solutions for similar end-customers. The commercial synergy potential between our health and science businesses and Muon Group companies will yield expanded offerings to new and existing customers,” IDEX Chief Executive Officer and President Eric Ashleman said. “Muon Group is an IDEX-like business, producing highly engineered products used in mission-critical applications where customers demand exacting quality standards. Their companies are leaders in their fields, and we are excited to welcome them and their outstanding management team to the IDEX family.”

Like IDEX, Muon Group has strong connections to an array of highly innovative, well-known OEMs, working in partnership like members of an extended team to solve some of their most challenging issues. This forms a strong base for ongoing growth through innovation.

“The acquisition of Muon Group demonstrates our disciplined capital deployment strategy that focuses on identifying high-quality technology businesses that will enhance our strategy and we believe will drive long term shareholder value,” Ashleman said. “We expect Muon Group to thrive in our entrepreneurial culture, while our decentralized model fosters decision-making closest to the customer, producing excellent results.”

“All of us at Muon are excited to be joining forces with the IDEX platform as we feel this is the best way to secure our long-term growth ambitions. IDEX’s operating model and culture match ours well, and their scale and resources will help us achieve our targets faster.” Michiel Barendse, CEO of Muon Group said.

Muon Group is privately held by Rivean Capital, a European mid-market private equity firm, which acquired the company in 2018.

With expected FY 2022 sales of approximately €140 million and EBITDA margins of approximately 33 percent, Muon Group will join the Scientific Fluidics & Optics group in IDEX’s Health & Science Technology segment.

The transaction is expected to close in the fourth quarter, subject to regulatory approvals and consultation with the Dutch works council. This acquisition is expected to be funded by IDEX using cash on hand and proceeds from its revolving credit facility.

Use of Non-GAAP Financial Information

IDEX prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). IDEX supplements certain GAAP financial performance metrics with non-GAAP financial performance metrics. Management believes these non-GAAP financial performance metrics provide investors with greater insight, transparency and a more comprehensive understanding of the financial information used by management in its financial and operational decision-making because certain of these non-GAAP metrics exclude items not reflective of ongoing operations. Non-GAAP financial performance metrics should not be considered a substitute for, nor superior to, the financial data prepared in accordance with GAAP. EBITDA is calculated as net income plus interest expense plus provision for income taxes plus depreciation and amortization. EBITDA margin is calculated as EBITDA divided by net sales.

IDEX has not provided a reconciliation of the expected EBITDA or EBITDA margin contribution by Muon Group for FY 2022 because we are unable to quantify certain amounts that would be required to be included in Muon Group’s contribution to net income without unreasonable efforts. In addition, IDEX believes such reconciliation would imply a degree of precision that would be confusing or misleading to investors.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements include statements regarding the expected benefits of the acquisition of Muon Group, the expected impact of the acquisition on IDEX’s product offerings or proposed product offerings, IDEX’s combined existing and new customers, the enhancement of IDEX’s business strategy, integration plans, the expected growth opportunities and synergies resulting from the acquisition, IDEX’s ability to achieve its targets, the anticipated long term value to IDEX’s shareholders, the projected earnings of the Muon Group and the related impact on IDEX’s earnings, and the expected timing and funding for the closing of the acquisition. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this press release. The risks and uncertainties include, but are not limited to, the following: the impact of health epidemics and pandemics, including the COVID-19 pandemic, and the impact of related governmental actions, on IDEX’s ability to operate its business and facilities, on its customers, on supply chains and on the U.S. and global economy generally; economic and political consequences resulting from terrorist attacks and wars, including Russia's invasion of Ukraine and the global response to this invasion, which, along with the ongoing effects of the COVID-19 pandemic, could have an adverse impact on IDEX's business by creating disruptions in the global supply chain and by potentially having an adverse impact on the global economy; levels of industrial activity and economic conditions in the U.S. and other countries around the world, including uncertainties in the financial markets; pricing pressures, including inflation and rising interest rates, and other competitive factors and levels of capital spending in certain industries, all of which could have a material impact on order rates and IDEX’s results; IDEX’s ability to integrate the Muon Group and to acquire, integrate and operate other acquired businesses on a profitable basis; the relationship of the U.S. dollar to other currencies and its impact on pricing and cost competitiveness; political and economic conditions in foreign countries in which IDEX operates; developments with respect to trade policy and tariffs; interest rates; capacity utilization and the effect this has on costs; labor markets; supply chain backlogs, including risks affecting component availability, labor inefficiencies and freight logistical challenges; market conditions and material costs; risks related to environmental, social and corporate governance (“ESG”) issues, including those related to climate change and sustainability; and developments with respect to contingencies, such as litigation and environmental matters. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included in IDEX’s most recent annual report on Form 10-K and IDEX’s subsequent quarterly reports filed with the Securities and Exchange Commission (“SEC”) and the other risks discussed in IDEX’s filings with the SEC. The forward-looking statements included here are only made as of the date of this press release, and management undertakes no obligation to publicly update them to reflect subsequent events or circumstances, except as may be required by law. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented here.

About IDEX

IDEX Corporation (NYSE: IEX) makes thousands of products and mission-critical components that improve everyday life all around you. If you enjoy chocolate, it quite possibly passed through a Viking® internal gear pump at the candy factory. If you were ever in a car accident, emergency workers may have used the Hurst Jaws of Life® rescue tool to save your life. If your doctor ordered a DNA test to predict your risk of disease or determine a course of treatment, the lab may have used equipment containing components made by IDEX Health & Science. Founded in 1988 with three small, entrepreneurial manufacturing companies, we’re proud to say that we now call over 45 diverse businesses around the world part of the IDEX family. With more than 8,000 employees and manufacturing operations in more than 20 countries, IDEX is a high-performing, global company with nearly $2.8 billion in annual sales, committed to making trusted solutions that improve lives. IDEX shares are traded on the New York Stock Exchange under the symbol “IEX”.

For further information on IDEX Corporation and its business units, visit the company’s website at www.idexcorp.com.

Investor Contact
IDEX Corporation
Allison Lausas
Vice President and Chief Accounting Officer
+1 847-498-7070
investorrelations@idexcorp.com

Media Contact:
IDEX Corporation
Mark Spencer
+1 847-457-3793
mdspencer@idexcorp.com